Exhibit 10.1

INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered into as of                    , 2007, by and between Iggys House, Inc., a Delaware corporation (the "Company"), and                         ("Indemnitee").

RECITALS

        A.    The Company is aware that competent and experienced persons are increasingly reluctant to serve or continue serving as directors or executive officers of companies unless they are protected by comprehensive liability insurance and adequate indemnification from exposure to litigation risks and costs that result from service to such companies and often bear no relationship to the compensation of such directors or executive officers.

        B.    The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate guidance regarding the proper course of action.

        C.    The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the litigation is meritorious), that the defense and/or settlement of such litigation can create an extraordinary burden on the personal resources of directors and executive officers.

        D.    The Company's Amended and Restated Certificate of Incorporation, as approved by its stockholders, provides that the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any director and any officer, employee or agent of the Company selected by the Board for indemnification. The Board of Directors of the Company has concluded that, to attract and retain competent and experienced persons to serve as directors and executive officers of the Company, it is not only reasonable and prudent, but also necessary in order to promote the best interests of the Company and its stockholders, for the Company to contractually indemnify its directors and executive officers in the manner set forth herein, and to assume for itself liability for expenses and damages in connection with claims against such directors and executive officers in connection with their service to the Company as provided herein.

        E.    The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or executive officer of the Company, and the Indemnitee is willing to serve, or to continue to serve, as a director and/or executive officer of the Company if the Indemnitee is furnished the indemnity provided for herein by the Company.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Definitions.    For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below.

          "Change in Control" means (a) the acquisition by any Person (including any group of Persons within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the outstanding voting shares; provided, however, that a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the outstanding voting shares is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any Person which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in approximately the same proportion as their ownership of voting shares immediately prior to such acquisition; (b) a merger, consolidation or other reorganization involving the Company if the stockholders of the Company and their affiliates, immediately before such merger, consolidation or other reorganization, do not, as a result of such merger, consolidation, or other reorganization, own directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting shares of the entity resulting from such merger, consolidation or other reorganization; (c) a complete liquidation or dissolution of the Company; or (d) the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, determined on a consolidated basis, to a Person, if the stockholders of the Company and their affiliates immediately before such sale or disposition, do not, immediately following the consummation of such sale or disposition, own directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting power of the acquiring Person. An initial public offering of shares of the Company's common stock does not constitute a Change in Control.

          "Claim" means a claim or action asserted by a Person in a Proceeding or any other written demand for relief in connection with or arising from an Indemnification Event.

          "Company Action" means a Proceeding in which a Claim has been brought by or in the name of the Company to procure a judgment in its favor.

          "Covered Entity" means (i) the Company, (ii) any Subsidiary or (iii) any other Person for which Indemnitee is or was (or may be deemed to be or have been) at any time serving at the request of the Company, or at the request of any Subsidiary, as a director, officer, employee, controlling person, agent or fiduciary

          "Disinterested Director" means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Company's Board of Directors but is not a party to any Proceeding then pending with respect to any Indemnification Event.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any similar federal statute then in effect.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect.

          "Expenses" means any and all direct and indirect fees, costs, retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating costs, printing costs, binding costs, electronic delivery costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by Indemnitee (including, subject to the limitations set forth in Section 3(c) below, reasonable attorneys' fees) in connection with or arising from an Indemnification Event, including, without limitation: (i) the investigation or defense of a Claim; (ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding; (iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding; (iv) any appeal of any judgment, outcome or determination in any Proceeding (including, without limitation, any premium, security for and other costs relating to any cost bond, supersedeas bond or any other appeal bond or its equivalent); (v) establishing or enforcing any right to indemnification under this Agreement (including, without limitation, pursuant to Section 2(c) below), Delaware law or otherwise, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; and (vi) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments. For purposes of clarification, Expenses shall not include Losses.

          "Former Director or Officer" means, with respect to a determination contemplated by this Agreement made following a Change in Control, a Person who was a member of the Company's Board of Directors or an executive officer of the Company immediately prior to such Change in Control but who is no longer serving on the Company's Board of Directors or as an executive officer of the Company as of the time of such determination.

          An "Indemnification Event" shall be deemed to have occurred if Indemnitee was, is or becomes, or is threatened to be made, a party to or witness or other participant in, or was, is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of the fact that Indemnitee is or was (or may be deemed to be or have been) a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity, or by reason of any actual or alleged action or inaction on the part of Indemnitee while serving in any such capacity (including, without limitation, rendering any written statement that is a Required Statement or is made to another officer or employee of the Covered Entity to support a Required Statement).

          "Independent Legal Counsel" means an attorney or firm of attorneys designated by the Disinterested Directors (or, if there are no Disinterested Directors, the Company's Board of Directors) that (a) is experienced in matters of corporate law and neither presently is, nor in the thirty-six (36) months prior to such designation has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder, and (b) in the event Former Directors or Officers are seeking indemnification hereunder following a Change in Control, is reasonably acceptable to a majority of such Former Directors or Officers.

          "Losses" means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitee in connection with or arising from an Indemnification Event. For purposes of clarification, Losses shall not include Expenses.

          "Organizational Documents" means any and all organizational documents, charters or similar agreements or governing documents, including, without limitation, (i) with respect to a corporation, its certificate of incorporation and by-laws, (ii) with respect to a limited liability company, its certificate of formation and operating agreement, and (iii) with respect to a limited partnership, its certificate of partnership and partnership agreement.

          "Proceeding" means any threatened, pending or completed claim, action, suit, proceeding, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or appeal, whether brought in the right of a Covered Entity or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, estate, a joint venture, an unincorporated organization, an employee benefit plan, any other entity or enterprise or any government, agency or political subdivision thereof.

          "Required Statement" means a written statement of a Person that is required to be, and is, filed with the SEC regarding (i) the design, adequacy or evaluation of a Covered Entity's internal control over financial reporting or disclosure controls and procedures or (ii) the accuracy, sufficiency or completeness of reports or statements filed by a Covered Entity with the SEC pursuant to federal law and/or administrative regulations, including, without limitation, the certifications contemplated by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated pursuant thereto.

          "Reviewing Party" means, with respect to any determination contemplated by this Agreement, any one of the following: (i) a majority of all Disinterested Directors, even if such Disinterested Directors do not constitute a quorum of the Company's Board of Directors; (ii) a committee of Disinterested Directors, even if such committee members do not constitute a quorum of the Company's Board of Directors, so long as such committee was designated by a majority of all Disinterested Directors; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, Independent Legal Counsel, in which case the applicable determination shall be provided in a written opinion to the Company's Board of Directors, with a copy provided to the Indemnitee; (iv) the Company's stockholders, if there are no Disinterested Directors and if the Indemnitee provides written consent to the stockholders making the applicable determination; or (v) if Indemnitee is not a director or executive officer of the Company at the time of such determination, the Company's Board of Directors.

          "SEC" means the United States Securities and Exchange Commission or any successor thereto.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

          "Subsidiary" means any corporation of which more than 10% of the outstanding voting securities is owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole.

        2.    Indemnification.

          (a)    Indemnification of Losses and Expenses.    If an Indemnification Event has occurred, then, subject to Section 9 and the other provisions of this Agreement below, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by law, against any and all Losses and Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Indemnification Event, but only if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, only if the Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, court order, settlement or conviction, or on plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee (i) did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or (ii) with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

          (b)    Limitation with Respect to Company Actions.    Notwithstanding the foregoing, the Company shall not indemnify and hold harmless Indemnitee with respect to any Losses (as opposed to Expenses) in connection with or arising from any Company Action. Furthermore, the Company shall not indemnify and hold harmless Indemnitee with respect to any Expenses in connection with or arising from any Company Action as to which the Indemnitee shall have been adjudged to be liable to the Company by a court of competent jurisdiction, unless, and then only to extent that, any court in which such Company Action was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

          (c)    Advancement of Expenses.    To the extent permitted by applicable law and until a determination that Indemnitee is not entitled to be indemnified by the Company under the terms hereof, the Company shall advance Expenses to or on behalf of Indemnitee as soon as practicable, but in any event not later than 30 days after written request therefor by Indemnitee, which request shall be accompanied by vouchers, invoices or similar evidence documenting in reasonable detail the Expenses incurred or to be incurred by Indemnitee. The Indemnitee hereby undertakes to repay such amounts advanced if, and only to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses under this Agreement.

          (d)    Contribution.    If, and to the extent, the indemnification of Indemnitee provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction not to be permissible for liabilities arising under federal securities laws or ERISA, then the Company, in lieu of indemnifying Indemnitee under this Agreement, shall contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the action or inaction that resulted in such Losses or Expenses, as well as any other relevant equitable considerations. The relative fault of the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive. Notwithstanding the foregoing, no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

        3.    Indemnification Procedures.

          (a)    Notice of Indemnification Event.    Indemnitee shall give the Company notice as soon as practicable of any Indemnification Event of which Indemnitee becomes aware and of any request for indemnification hereunder; provided, however, that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, such failure increases the liability of the Company under this Agreement.

          (b)    Notice to Insurers.    If, at the time the Company receives notice of an Indemnification Event pursuant to Section 3(a) above, the Company has liability insurance in effect that may cover such Indemnification Event, the Company shall give prompt written notice of such Indemnification Event to the insurers in accordance with the procedures set forth in each of the applicable policies of insurance. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided, however, that nothing in this Section 3(b) shall affect the Company's obligations under this Agreement or the Company's obligations to comply with the provisions of this Agreement in a timely manner as provided.

          (c)    Selection of Counsel.    If the Company shall be obligated hereunder to pay or advance Expenses or indemnify Indemnitee with respect to any Losses, the Company shall be entitled to assume the defense of any related Claims, with counsel selected by the Company; provided that following a Change in Control, if any Former Directors or Officers are seeking indemnification in connection with any such Proceeding, such counsel shall be subject to the prior written approval of a majority of such Former Directors or Officers who are seeking indemnification, which approval shall not be unreasonably withheld, conditioned or delayed. After the retention of such counsel by the Company and the receipt of any approval required under the preceding sentence, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the defense of such Claims; provided that (i) Indemnitee shall have the right to employ counsel in connection with any such Claim at Indemnitee's expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company with respect to the period after the Company has retained counsel to defend such Claim and such authorization has not been withdrawn, (B) counsel for Indemnitee shall have provided the Company with a written legal opinion that there is, or there is reasonably likely to be, a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

          (d)    Settlement of Claims.    The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of the Indemnitee, nor shall the Company settle any Claim in any manner which would impose any fine or obligation on Indemnitee that is not indemnified by the Company hereunder, without Indemnitee's prior written consent.

        4.    Determination of Right to Indemnification.

          (a)    Successful Proceeding.    To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 2(a) or 2(b), the Company shall indemnify Indemnitee against Losses and Expenses incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all Claims in such Proceeding, the Company shall indemnify Indemnitee against all Losses and Expenses actually or reasonably incurred by Indemnitee in connection with each successfully resolved Claim.

          (b)    Other Proceedings.    In the event that Section 4(a) is inapplicable, the Company shall nevertheless indemnify Indemnitee, unless and to the extent a Reviewing Party chosen pursuant to Section 4(c) determines that Indemnitee has not met the applicable standard of conduct set forth in Section 2(a) or 2(b), as applicable, as a condition to such indemnification.

          (c)    Reviewing Party Determination.    If, and to the extent, any applicable law requires the determination that Indemnitee has met the applicable standard of conduct set forth in Section 2(a) or 2(b), as applicable, as a condition to any such indemnification, a Reviewing Party chosen by the Company's Board of Directors (which Reviewing Party shall be an Independent Legal Counsel in the event Former Directors or Officers are seeking indemnification hereunder following a Change in Control) shall make such determination in writing, subject to the following:

              (i)  A Reviewing Party so chosen shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to such Reviewing Party Indemnitee's evidence that Indemnitee has met the applicable standard of conduct.

             (ii)  Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of a Covered Entity, including, without limitation, its financial statements, or on information supplied to Indemnitee by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by a Covered Entity, except and to the extent that (A) Indemnitee knew or had reason to know that such records or books of account of a Covered Entity, information supplied by the officers or employees of a Covered Entity, advice of legal counsel or information or records given or reports made by an independent certified public accountant or by an appraiser or other expert were materially false or materially inaccurate, or (B) Indemnitee has not satisfied his or her duty of loyalty to the Covered Entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of a Covered Entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 4(c)(ii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Any Person seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by a preponderance of the evidence.

            (iii)  If a Reviewing Party chosen pursuant to this Section 4(c) shall not have made a determination whether Indemnitee is entitled to indemnification within thirty (30) days after being chosen as the Reviewing Party, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 4(c)(iii) shall not apply if (I) the determination of entitlement to indemnification is to be made by the stockholders of the Company, (II) a special meeting of stockholders is called by the Board of Directors of the Company for such purpose within thirty (30) days after the stockholders are chosen as the Reviewing Party, (III) such meeting is held for such purpose within sixty (60) days after having been so called, and (IV) such determination is made thereat.

          (d)    Appeal to Court.    Notwithstanding a determination by a Reviewing Party chosen pursuant to Section 4(c) that Indemnitee is not entitled to indemnification with respect to a specific Claim or Proceeding (an "Adverse Determination"), Indemnitee shall have the right to apply to the court in which that Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement, provided that Indemnitee shall commence any such Proceeding seeking to enforce Indemnitee's right to indemnification within one (1) year following the date upon which Indemnitee is notified in writing by the Company of the Adverse Determination. In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the payment or advance claimed by Indemnitee.

          (e)    Presumption of Success.    The Company acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of Section 4(a) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding, unless there has been a finding (either adjudicated or pursuant to Section 4(c) above) that Indemnitee (i) did not act in good faith, (ii) did not act in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (iii) with respect to any criminal proceeding, had reasonable grounds to believe his or her conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by a preponderance of the evidence.

        5.    Additional Indemnification Rights; Non-exclusivity.

          (a)    Additional Scope.    In addition, the Company hereby agrees to indemnify (and advance Expenses to) Indemnitee to the fullest extent permitted by law, even if such indemnification and advancement of Expenses is not specifically authorized by the other provisions of this Agreement or any other agreement, the Organizational Documents of any Covered Entity or by applicable law. In the event of any change after the date of this Agreement in any applicable law, statute or rule, that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties rights and obligations hereunder except as set forth in Section 9(a) hereof.

          (b)    Non-exclusivity.    The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitee may at any time be entitled under the Organizational Documents of any Covered Entity, any other agreement, any vote of stockholders or Disinterested Directors, the laws of the State of Delaware or otherwise. Furthermore, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion of any other right or remedy. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

        6.    No Duplication of Payments.    Notwithstanding anything to the contrary herein, the Company shall not be liable under this Agreement to make any payment of any amount otherwise indemnifiable hereunder, or for which advancement is provided hereunder, if and to the extent Indemnitee has otherwise actually received such payment, whether pursuant to any insurance policy, the Organizational Documents of any Covered Entity or otherwise.

        7.    Mutual Acknowledgment.    Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee, and any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination.

        8.    Liability Insurance.    The Company shall use its reasonable efforts to obtain and maintain in full force and effect liability insurance applicable to directors and officers in reasonable amounts from established and reputable insurers (subject to appropriate cost considerations), as determined in good faith by the Company's Board of Directors. To the extent the Company maintains liability insurance applicable to directors, officers, employees, controlling persons, agents or fiduciaries of any Covered Entity, Indemnitee shall be covered by such policy or policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Covered Entity's directors, if Indemnitee is a director of such Covered Entity, or of the Covered Entity's officers, if Indemnitee is not a director of such Covered Entity but is an officer of such Covered Entity, or of the Covered Entity's key employees, controlling persons, agents or fiduciaries, if Indemnitee is not an officer or director, but is a key employee, controlling person, agent or fiduciary, of such Covered Entity, as the case may be. The Company shall advise Indemnitee as to the general terms of, and the amounts of coverage provided by, any liability insurance policy described in this Section 8 and shall promptly notify Indemnitee if, at any time, any such insurance policy will no longer be maintained, the amount of coverage under any such insurance policy will be decreased or the terms of any such insurance policy will materially change.

        9.    Exceptions.    Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee:

          (a)   against any Losses or Expenses, or to advance Expenses to Indemnitee, with respect to Claims initiated or brought voluntarily by Indemnitee, and not by way of defense (including, without limitation, affirmative defenses and counter-claims), except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Company's Organizational Documents of any Covered Entity, the laws of the State of Delaware or otherwise, or (ii) if the Company's Board of Directors has approved specifically the initiation or bringing of such Claim;

          (b)   against any Losses or Expenses, or to advance Expenses to Indemnitee, with respect to Claims arising (i) with respect to an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or (ii) for the payment of amounts required to be reimbursed to the Company pursuant to Section 304 or 306 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereto;

          (c)   if, and to the extent, that a court of competent jurisdiction enters a judgment that such indemnification is not lawful, except to the extent such judgment is later reversed on appeal;

          (d)   for any amounts paid in settlement of any Claim effected without the Company's prior written consent; or

          (e)   if, and to the extent, that the amounts paid in settlement of any Claim were pursuant to a settlement approved by a court of competent jurisdiction and indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

        10.    Miscellaneous.

          (a)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original. This Agreement and any other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or e-mail of a PDF file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

          (b)    Binding Effect; Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including with respect to the Company, any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company) and with respect to Indemnitee, his or her spouse, heirs, and personal and legal representatives. The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, to assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitee continues to serve as a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity.

          (c)    Notice.    All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar, nationally recognized overnight courier, freight prepaid, or (d) one (1) business day after the business day of delivery by confirmed facsimile transmission, if deliverable by facsimile transmission, with copy by other means permitted hereunder, and addressed, if to Indemnitee, to the Indemnitee's address or facsimile number (as applicable) as set forth beneath the Indemnitee's signature to this Agreement, or, if to the Company, at the address or facsimile number (as applicable) of its principal corporate offices (attention: Secretary), or at such other address or facsimile number (as applicable) as such party may designate to the other parties hereto.

          (d)    Enforceability.    This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (e)    Consent to Jurisdiction.    The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Delaware. COMPANY AND INDEMNITEE HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

          (f)    Severability.    The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the purposes manifested by the provision held invalid, illegal or unenforceable.

          (g)    Choice of Law.    This Agreement shall be governed by and its provisions shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

          (h)    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

          (i)    Amendment and Termination.    No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by the parties to be bound thereby. Notice of the same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

          (j)    No Construction as Employment Agreement.    Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained or to continue in the employ or service of any Covered Entity.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:
Iggys House, Inc. a Delaware corporation
By:
Name:
Title:
INDEMNITEE:
[ ]
Fax:
Address: